TODD SHIPYARDS CORPORATION ANNOUNCES NATIONAL OCEANIC AND ATMOSPHERIC ADMINISTRATION CONTRACT FOR THE OVERHAUL OF EX USNS CAPABLE (T-AGOS 16)

VIA FACSIMILE

CONTACT: SUMMER O'CONNOR

SHAREHOLDER RELATIONS

206-623-1635 Ext. 106

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SEATTLE, WASHINGTON...August 25, 2005...Todd Shipyards Corporation (NYSE:TOD) announced today that the National Oceanic and Atmospheric Administration ("NOAA") has awarded to its wholly owned subsidiary, Todd Pacific Shipyards Corporation ("Todd Pacific"), a $13,176,066 contract for the overhaul and conversion of the Ex USNS Capable ("Capable") (T-AGOS 16) which was transferred to NOAA by the United States Navy in September 2004. The overhaul and conversion when completed will allow the Capable to accomplish its new mission of research and deep ocean exploration. The contract period, during which includesthe design, manufacturing, overhaul and conversion will be completed, is from August 2005 through July 2007. Initial design is anticipated to be completed by February 2006, which will coincide with the vessel's arrival arriving at Todd Pacific's Seattle shipyard. at that time.

Todd Pacific performs a substantial amount of repair and maintenance work on commercial and federal government vessels engaged in various seagoing trade activities in the Pacific Northwest. Its customers include the U.S. Navy, the U.S. Coast Guard, NOAA, the Washington State Ferry system and various other commercial and governmental customers. Todd Shipyards Corporation has operated a shipyard in Seattle since 1916.